UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14231 Tandem Blvd, Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	CIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2020, Citizens, Inc. (the “Company”) announced that Gerald W. Shields, Vice Chairman of the Board of Directors of the Company, has been appointed Interim Chief Executive Officer and President of the Company. Such appointment became effective on August 5, 2020 following the resignation and separation from employment of Geoffrey M. Kolander, former Chief Executive Officer and President of the Company.

On August 5, 2020, the Company entered into a Consulting Agreement with Mr. Shields (the “Interim CEO Agreement”), pursuant to which Mr. Shields shall provide consulting services to function as Interim Chief Executive Officer and President of the Company until a permanent Chief Executive Officer is hired by the Company. During the term of the Interim CEO Agreement, Mr. Shields will be paid $14,500 per week. He will not be eligible to earn an annual incentive bonus or receive long-term equity compensation for these services and will not receive standard employee benefits. Mr. Shields will also not receive any compensation for service on the Board of Directors of the Company during the period he serves as Interim Chief Executive Officer and President of the Company.

The above summary of the Interim CEO Agreement is qualified by reference in its entity to the Interim CEO Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Consulting Agreement by and between the Company and Gerald W. Shields dated August 5, 2020

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ James A. Eliasberg
Vice President, Chief Legal Officer and Secretary

Date: August 11, 2020